Consent of Independent Auditors



We consent to the references to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 4, 1999 with respect to the financial statements of American Enterprise Life Insurance Company included in Post-Effective Amendment No. 3 to Registration Statement (Form N-4, No. 333-85567) and the related Prospectus for the registration of the American Express Signature One Variable AnnuitySM contract to be offered by American Enterprise Life Insurance Company.


/s/Ernst &  Young LLP
Ernst & Young LLP
Minneapolis, Minnesota
February 11, 2000